UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 9, 2017, Dynavax Technologies Corporation (the “Company”, “Dynavax” or “we”) entered into an underwriting agreement (“Underwriting Agreement”) with Cowen and Company, LLC, RBC Capital Markets, LLC and William Blair & Company, L.L.C., as representatives of the underwriters named therein (the “Underwriters”) relating to the issuance and sale of 5,000,000 shares of our common stock, at a price to the public of $15.00 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares from us at a price of $14.10 per share. The net proceeds to us from this offering are expected to be approximately $70.25 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The sale of shares of common stock is expected to close on or about August 15, 2017, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 750,000 shares of our common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Dynavax and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (Registration Statement No. 333-219781) and the related prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events

Consistent with Dynavax’s previously disclosed expectations, the U.S. Food and Drug Administration (the “FDA”) notified the Company on August 9, 2017 that its response to the FDA’s request for additional information regarding Dynavax’s proposed post-marketing study for HEPLISAV-B is considered a Major Amendment to the Company’s Biologics License Application and that the HEPLISAV-B Prescription Drug User Fee Act date has been extended by three months to November 9, 2017.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

1.1	Underwriting Agreement, dated August 9, 2017

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: August 10, 2017	By:	/s/ Steven N. Gersten
Steven N. Gersten
Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2017

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)